UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 10, 2019

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition

Dynavax Technologies Corporation (”Dynavax”) announced in its presentation at the J.P. Morgan 37th Annual Healthcare Conference in San Francisco, California that it expects sales of HEPLISAV-B® (Hepatitis B Vaccine (Recombinant), Adjuvanted) for the fiscal quarter ended December 31, 2018 to be no less than $3.7 million. This amount is preliminary, unaudited, subject to change upon completion of our audit, and may differ from what will be reflected in our audited consolidated financial statements as of and for the quarter and year ended December 31, 2018. Additional information and disclosures would be required for a more complete understanding of our financial position and results of operations as of December 31, 2018.

The information with respect to item 2.02 in this current report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this current report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by us, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date:	January 11, 2019	By:	/s/ Michael Ostrach
Michael Ostrach Senior Vice President, Chief Financial Officer and Chief Business Officer